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                            PRO-FAC COOPERATIVE, INC.
                                     BYLAWS
                         (As amended February 15, 1999)

ARTICLE I: OFFICES

         SECTION 1.  PRINCIPAL OFFICE

         The principal office of Pro-Fac Cooperative, Inc. (the "Cooperative") shall be located in Rochester, New York, or such other place as the Board of Directors may from time to time designate.


ARTICLE II: MEMBER

         SECTION 1.  ELIGIBILITY

         All persons, partnerships, firms, corporations, institutions and business organizations of any kind which engage in the production of agricultural products which can be marketed through the Cooperative shall be eligible for membership in the Cooperative as shall cooperative corporations of such producers.

         SECTION 2.   MEMBERSHIP

         (a) The Cooperative shall have two classes of Members (as that term is herein defined). Members owning shares of Class A Common Stock of the Cooperative shall be "Class A Members" and Members owning shares of Class B Common Stock of the Cooperative shall be "Class B Members" and, collectively, with the Class A Members, the "Members." A "Class A Member" shall be a producer and supplier of raw products to the Cooperative for processing at facilities of Agrilink Foods, Inc. ("Agrilink Foods"). A "Class B Member" shall be a producer and supplier of raw products to the Cooperative for processing at facilities of PF Acquisition II, Inc. ("PF Acquisition" now, and as such entity may later be re-named by resolution). The Class A Common Stock and the Class B Common Stock of the Cooperative shall be referred to herein collectively as, the "Common Stock." Class B Members shall also own "Special Membership Interests," as defined below. The actual value of each Special Membership Interest shall be determined by the Board of Directors.

         (b) An applicant for membership in the Cooperative shall file with the Cooperative an application for membership in such form and containing such terms as shall be from time to time determined by the Board of Directors. Included in the application shall be a statement that the applicant agrees to (i) comply with and be bound by the terms and conditions contained in the Cooperative's Restated Certificate of Incorporation dated February 15, 1999, as further amended and restated from time to time (the "Certificate of Incorporation") and in these Bylaws, as further amended from time to time ("Bylaws"); (ii) purchase the required number and class of shares of Common Stock, i.e., Class A Common Stock or Class B Common Stock, of the Cooperative as established from time to time by the Board of Directors based upon whether the applicant is a Class A Member or a Class B Member and the quantity and type of agricultural products to be marketed through the Cooperative by the applicant; and (iii) take into account, pursuant to Section 1385 and 1388 of the Internal Revenue Code of 1986 as amended, the stated dollar amount of any and all written notices of allocation received from the Cooperative and include such stated dollar amount in his gross income for the year in which such written notices of allocation are received.

         (c) As more particular described in Article X of these Bylaws, the Board of Directors may, by resolution, segregate the Cooperative's business with its Members into two distinct pools: (i) the "Class A Member Pool," which shall be limited to Class A Members and (ii) the "Class B Member Pool," which shall be limited to Class B Members.

         (d) "Special Membership Interests" represent a Class B Member's historical delivery commitments and obligations to their predecessor cooperative, Agripac, Inc. The actual value of each Special Membership Interest shall be determined by the Board of Directors.


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         SECTION 3.  APPROVAL OF APPLICATION

         An application for membership may be approved by the Board of Directors as herein provided if it is determined that the approval of the application will be for the mutual benefit of the Members of the Cooperative and consistent with the accomplishment of its corporate purposes.

         SECTION 4.  MEMBERSHIP COMMITTEE

         The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint a Membership Committee, a majority of which shall be members of the Board of Directors, each of whom shall hold office until such appointment is rescinded and a successor appointed and qualified. The Membership Committee shall have such functions and responsibilities as may be delegated by the Board of Directors, including, but not limited to, approving or rejecting applications for membership and for transfer of Common Stock by a Member. In any case where factual information concerning the qualifications of an applicant is insufficient to determine eligibility, the matter may be referred by the Membership Committee to the Commodity Committee of the Cooperative (as described in Article VII of these Bylaws) in or near the community in which the applicant resides for report and recommendation to the Membership Committee.

         SECTION 5.  OWNERSHIP AND TRANSFER OF COMMON STOCK

         (a) The Common Stock of the Cooperative shall be issued to and owned only by persons, partnerships, firms, corporations, institutions, or other business organizations of any kind engaged in the production of agricultural products (and cooperative corporations of such producers) whose application for membership has been approved and who market such agricultural products annually through the Cooperative. Until termination of the Put Period (as that term is defined in Section 7), Class B Members shall only be entitled to purchase and own shares of Class B Common Stock.

         (b) No Common Stock shall be transferred without the prior written consent of the Cooperative.

         (c) Upon the death of an individual Member, the estate of the deceased shall continue as a Member of the Cooperative solely for the purpose of winding up the affairs of the deceased until all obligations of the deceased to the Cooperative, including those under any current commodity agreement, have been performed, after which the estate shall dispose of its Common Stock in the manner specified in Section 7.

         (d) Upon determination by the Board of Directors that a Member is no longer a producer of agricultural products which he sells to the Cooperative, then such Member shall dispose of his Common Stock in the Cooperative in the manner specified in Section 7.

         (e) Should the Cooperative discontinue a crop, then it shall notify all Members whose ownership of Common Stock is based upon their marketing such crop through the Cooperative and direct such Members within a time specified by the Board of Directors in its discretion to sell their Common Stock to the Cooperative for cash at the par value thereof, plus any declared but unpaid dividends as of the date of such sale. With respect to Class B Members, the time period within which the Board of Directors will require that their shares of Common Stock be sold back to the Cooperative shall in no event be earlier than the termination of the Put Period (as that term is defined in Section 7).

         (f) Should a Member desire or be required by the Cooperative permanently to reduce the quantity of a crop which he sells to the Cooperative, then such Member shall in the manner specified in Section 7 of this Article, dispose of such number of shares of his Common Stock as is necessary to bring his ownership of shares of Common Stock into the proper relationship to the quantity and type of agricultural products which he markets through the Cooperative as determined by the Board of Directors. With respect to Class B Members, the manner in which such members will be entitled to dispose of their shares of Common Stock prior to the


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termination of the Put Period (as that term is defined in Section 7) shall be limited to transfers to other Class B Members, subject to the requirements of subsection (b) above.

         SECTION 6.  EXPULSION

         (a) The Board of Directors, acting through its Membership Committee if it elects to do so, may expel any Member of the Cooperative if it determines that such Member (i) has become in default in payment of his subscription for Common Stock, or (ii) willfully fails to comply with these Bylaws or otherwise obstructs the purposes or proper activities of Cooperative, or (iii) has defaulted in his obligation under the general marketing agreement, crop agreement, commodity agreement or any other agreement with the Cooperative.

         (b) A Member may be expelled from the Cooperative only after a hearing before the Membership Committee. The Member shall be given by mail or in person at least five days' written notice of such hearing, which indicates the intention to consider such expulsion and specifies the proposed reasons therefore. The Member shall be given an opportunity to appear and be heard at such hearing. If after such hearing the Committee determines that the Member should be expelled, he shall have the right to appeal the decision to the full Board of Directors. The decision of the Board of Directors in such a case shall be final.

         (c) If a Member is expelled as provided herein, the Cooperative shall cause written notice of such action to be mailed to the Member.

         (d) A Member expelled from the Cooperative under this Section shall dispose of his Common Stock as specified in Section 7.

         SECTION 7.  PROCEDURE ON TRANSFER

         A Member who is obligated to dispose of his Common Stock in the Cooperative shall do so as follows:

         (a) A Member shall make a reasonable effort to find another grower in such grower's pool, i.e., a Class A Member shall seek to find another grower in the Class A Member Pool and a Class B Member shall seek to find another grower in the Class B Member Pool, who is willing to purchase the Common Stock of such Member and assume all his obligations to the Cooperative and who meets all requirements for membership in the Cooperative. The Cooperative may assist the Member in finding such a grower and shall give the Member a reasonable time within which to try to find such a grower.

         (b) The Cooperative shall notify the Member when such reasonable time has expired, at which time the Member must then promptly sell his Common Stock to the Cooperative for cash at the par value thereof plus any dividends thereon which have been declared but remain unpaid. With respect to Class B Members, the expiration of a "reasonable time" will in no event be earlier than the termination of the Put Period (as that term is defined below in subsection (c)).

         (c) The "Put Period" shall mean the period from the date that the Cooperative issues shares of its Class B Common Stock to a Member until and inclusive of June 29, 2002, or such later date, in the event the Cooperative's Board of Directors shall extend such date beyond June 29, 2002, which the Board of Directors may do in its sole and absolute discretion without notice.

         SECTION 8.  RIGHTS OF TRANSFEREES

         No one shall become a Member of the Cooperative unless an application for membership is filed in accordance with Section 2 of this Article and is approved as provided in Section 3 of this Article.


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ARTICLE III: MEETINGS OF MEMBERS

         SECTION 1.  MEETINGS OF MEMBERS

         (a) Annual, special and regional meetings of Members of the Cooperative shall be held at such time and place and upon such terms and conditions as shall be determined by the Board of Directors. Written notice of the time, place and any particular known business to be transacted at such meeting shall be given by mailing, not less that ten (10) nor more than fifty (50) days prior to the meeting, postage prepaid, a copy of such notice directed to each eligible voter at his address as it appears on the books of the Cooperative.

         (b) The Board of Directors may direct that, in lieu of or in addition to a single annual or special meeting of Members, one or more regional membership meetings be held in the regions, or in combinations of the regions, designated by the Board of Directors. Such regional meetings shall be conducted as provided in this Article and as otherwise determined by the Board of Directors.

         (c) Should the Board of Directors direct the holding of regional meetings of Members as herein provided, then notice of such meetings shall be given to all Members in each region in the manner provided in Section 1(a) of this Article. If so requested by the Board of Directors, at a regional meeting, the Members shall from their number elect a delegate and alternate delegate (who shall act if the delegate is unable to serve) to represent the Members at any meeting of delegates. Delegates and alternate delegates shall be selected and authorized to act as follows:

              (i) Delegates and alternate delegates shall be nominated and elected in the same manner as provided herein for the nomination and election of regional directors.

              (ii) Delegates and alternate delegates shall be elected for a term of one year, or until their successors have been duly elected and qualified. At all meetings of delegates a majority of the delegates present (or any alternate delegates if they are serving instead of the delegates) shall constitute a quorum.

              (iii) Any action required to be taken by the entire membership of the Cooperative may, if requested by the Board of Directors, be taken in their behalf by the delegates at a meeting of delegates.

              (iv) To the maximum extent possible, the Members shall at regional meetings instruct their delegates as how to vote at any meeting of delegates. At any meeting of delegates each delegate shall, as to all matters voted upon by Members at a regional meeting, have a number of votes equal to the total votes cast by the Members in his region at such regional meeting, and he shall cast those votes in the same manner as those votes were cast at the regional meeting.

              (v) As to any matter properly submitted to a meeting of delegates which has not been voted upon by Members at a regional meeting, each delegate shall cast in a manner which he believes to be in the best interest of the Cooperative all votes available to be cast by the Members in the region represented by such delegate.

         SECTION 2.  SPECIAL MEETINGS

         A special meeting of Members or delegates may be called by a majority of the Board of Directors or of the Members. Notice of such special meeting, specifying the time, place and purpose for which it is called, shall be given to each Member (or if a delegate meeting is called, to each delegate) in the manner provided in Section 1(a) of this Article.


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         SECTION 3.  QUORUM AND VOTING

         (a) At all meetings of the Members, the Members present shall constitute a quorum. At any annual, special or regional meeting of Members, duly called in accordance with these Bylaws and applicable law, the written vote of an absent Member signed by him shall be received and counted, provided he shall have been previously notified in writing of the substance of the motion or resolution upon which such vote is taken. At all annual and special meetings of Members and all regional meetings of Members with respect to the election of directors, delegates and alternate delegates, all decisions (except decisions on matters otherwise regulated by statute or otherwise governed by these Bylaws) shall be determined by the majority vote of the Members present in person or voting by mail as herein provided. At all regional meetings of Members other than those as they relate to the election of directors, delegates or alternate delegates, all decisions (except decisions on matters otherwise regulated by statue or otherwise governed by these bylaws) shall be determined by the majority vote of the aggregate number of Members present in person or voting by mail as herein provided at all such regional meetings, taken in the aggregate.

         (b) All voting by Members and delegates shall be as described in these Bylaws, and voting by proxy shall not be permitted.

         (c) The delegates may take action without a meeting upon the unanimous written consent of all of the delegates.

         SECTION 4.  INSPECTORS OF ELECTION

         Two inspectors of election shall be appointed by the chairman of the meeting at each annual meeting or regional meeting of Members to serve for that meeting. If any inspector shall not be present or shall decline to serve, the chairman shall appoint an inspector to fill his place.


ARTICLE IV: DIRECTORS

         SECTION 1.  NUMBER OF DIRECTORS

         There shall be no fewer than eleven (11) nor more than eighteen (18) directors of the Cooperative, with the exact number to be determined from time to time by resolution of the Board.

         SECTION 2.  TERM OF OFFICE

         Except as provided in Section 5(b) and (c) of this Article, directors shall serve for the term of three (3) years or until their successors shall have been duly elected and qualified.

         SECTION 3.  ELECTION OF DIRECTORS

         (a) Directors shall be chosen by a plurality of the votes cast at any meeting called for that purpose, and substantially one-third (1/3) of their number shall be elected each year.

         (b) The Board of Directors shall divide the territorial area in which the Cooperative operates into regions and shall designate the number of directors to be elected from each region so as to attain reasonably balanced regional representation on the Board of Directors based upon the value of raw product delivered by the Members in each region. The Board of Directors may in its discretion further divide any region into districts within the region.

         (c) The Board of Directors shall appoint a number of directors no greater than one-fifth (1/5) of the entire number of directors to represent primarily the interest of the general public in the Cooperative. Such directors need not be Members of the Cooperative.


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         (d) The Members in each region shall elect the director or directors for that region. In any region which is divided into districts, the Members in each district shall elect the directors from that district.

         SECTION 4.  NOMINATION OF DIRECTORS

         (a) The Members of each region of the Cooperative shall elect a nominating committee for their region. In any region which is divided into districts there shall be a nominating committee for each district elected by the Members of the district. Each committee member shall serve for a two-year term with substantially one-half of the membership of the committee elected each year. Rules for the election of committee members and for selection of nominees for directorships shall be established annually by the Board of Directors.

         (b) Directors representing each region or district shall be nominated by the regional or district nominating committees formed pursuant to these Bylaws. Additional nominations of directors may otherwise be made only by Members from the floor of the meeting at which directors are to be elected.

         (c) All nominees for director, to be validly nominated, must meet such qualifications for office as are established under these Bylaws or by law.

         SECTION 5.  REVISION OF REGIONAL REPRESENTATION

         (a) Should there be major shifts in the geographical distribution of Members of the production of raw products delivered to the Cooperative, the Board of Directors shall redistribute the number of directors representing one or more regions or shall revise the boundaries of one or more regions so as to maintain reasonably balanced regional representation on the Board of Directors based upon the value of raw product delivered in each region.

         (b) In case the number of directors representing a region is to be reduced by a redistribution as provided in Section 5(a), then in order to facilitate that reduction the Board of Directors may request (but not compel) the resignation as a director of all of the directors from the region (or from a district within a region) affected whose terms will not have expired as of the time such reduction is to become effective.

         (c) In acting pursuant to this Section 5, the Board of Directors may request the nominating committees for the affected regions or districts to nominate Members for election to those vacant directorships which the region or district may be entitled to elect after the redistribution of director representation as provided in this Section 5. At a meeting of the Members of the affected region or district called upon such terms as may be determined by the Board of Directors, directors may be elected to fill such vacant directorships as the Members of the affected regions or districts may be entitled to elect after the redistribution of director representation as provided in this Section
5. Such directors shall be nominated for and elected to such directorships for terms of one to three years so that the terms of substantially one-third of all directors shall expire each year.

         SECTION 6.  BOARD VACANCIES

         Vacancies in the Board of Directors occurring during the year caused by death, resignation or otherwise, may, until the next meeting of Members called for the election of a successor director, be filled by a majority vote of the remaining directors at any meeting of the Board of Directors. Vacancies shall be filled by Members from the region or district in which the vacancy occurs.

         SECTION 7.  COMPENSATION

         Directors, as such, shall not receive any stated salary, but as fixed by resolution of the Board of Director, a stated sum and expenses of attendance may be allowed for such meetings as they necessarily attend in behalf of the Cooperative.


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         SECTION 8.  POWER OF DIRECTORS

         Subject to the provisions of the Certificate of Incorporation and of these Bylaws, the business of the Cooperative shall be managed and conducted by the Board of Directors. The Board may adopt rules and regulations for the conduct of its meetings and for the management of the affairs of the Cooperative and may adopt additional bylaws consistent with the laws of the State of New York and with these Bylaws, provided such additional bylaws are submitted for the approval of Members at the next annual meeting, or at the next regional meeting of Members held in lieu of an annual meeting, or at a special meeting called for such purpose.

         SECTION 9.  COMMITTEES OF THE BOARD

         The Board of Directors, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board of Directors, except as to the following matters:

         (a) The submission to Members of any action that by law requires authorization of Members;

         (b) The filling of vacancies in the Board of Directors or in any committee;

         (c) The fixing of compensation of any director for serving on the Board of Directors or on any committee;

         (d) The amendment or repeal of the Bylaws, or the adoption of new bylaws; and

         (e) The amendment of repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

         The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee (and each member of such committee) shall serve at the pleasure of the Board of Directors.


ARTICLE V: MEETINGS OF DIRECTORS

         SECTION 1.  PLACE OF MEETINGS

         All meetings of the Board of Directors shall be held at the principal office of the Cooperative or at such other places as the Board of Directors, from time to time, may determine.

         SECTION 2.  REGULAR MEETINGS

         Regular meetings of the Board of Directors shall be held immediately after any annual meeting of Members, or delegates, and thereafter at such time as may be fixed by the directors for regular meetings.

         SECTION 3.  SPECIAL MEETINGS

         Special meetings of the Board of Directors may be called by the general manager or the president and shall be called by the general manager at any time at the request of any three directors.


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         SECTION 4.  NOTICE

         Written notice of each regular meeting of the Board of Directors shall be mailed to each director not less than five days before each regular meeting. Notice of special meetings shall be given not less five days before the meeting, if given by mail, or three days before the meeting, if given by telephone or telegram, and such notice shall state the purpose of the meeting. No other business shall be transacted at a special meeting except with the unanimous consent of all directors. Notice of meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior to the meeting or at its commencement, the lack of notice to him.

         SECTION 5. QUORUM

         A majority of all the directors shall constitute a quorum for the transaction of business at any meeting.

         SECTION 6.  OFFICIAL ACTS OF THE BOARD

         Each of the official acts of the Board of Directors shall be by a majority vote of the directors present at any duly convened meeting. The board may take action without a meeting upon the unanimous written consent of all the directors.


ARTICLE VI: OFFICERS

         SECTION 1.  OFFICERS AND AGENTS

         (a) The officers of the Cooperative shall be a president, a vice president, a secretary, a treasurer, and a general manager, who shall be elected by the Board of Directors immediately after each annual meeting of Members or delegates. Any two of the aforesaid offices, except those of president and secretary, may be held by the same person.

         (b) The Board may elect such other officers as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

         SECTION 2.  TERM OF OFFICE

         The officers of the Cooperative shall hold office for one year and until their successors are chosen and qualify in their stead. Any officer may be removed at any time by the affirmative vote of a majority of the directors. If any office becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

         SECTION 3.  PRESIDENT

         The president shall be a Member and director of the Cooperative and shall preside at all meetings of Members, delegates and directors.

         SECTION 4.  VICE PRESIDENT

         The vice president shall be a Member and director of the Cooperative, in the absence or disability of the president, he shall perform the duties and exercise the power of the president. He shall also perform such other duties as the Board of Directors shall prescribe.

         SECTION 5.  SECRETARY

         The secretary shall attend all meetings of the Board of Directors and of the Members or delegates and shall


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         (a) give or cause to be given a notice of all meetings of Members, shareholders, delegates and the Board of Directors,

         (b) record or cause to be recorded all votes and minutes of the proceedings of such meetings,

         (c) have custody of the seal of the Cooperative and affix it to any instrument when authorized by the Board of Directors,

         (d) perform or cause to be performed such other duties as may be prescribed by the Board of Directors.

         SECTION 6.  TREASURER

         The treasurer shall

         (a) have custody of the funds of the Cooperative,

         (b) keep or cause to be kept full and accurate accounting of receipts and disbursements in books belonging to the Cooperative,

         (c) deposit or cause to be deposited, all money and other valuable effects in the name and to the credit of the Cooperative in such depositories as may be designated by the Board of Directors,

         (d) disburse or cause to be disbursed, the funds of the Cooperative as may be ordered by the Board of Directors, taking proper vouchers for such disbursements,

         (e) render or cause to be rendered to the president, directors and Members an accounting of all his transactions as treasurer and of the financial condition of the Cooperative,

         (f) give, or cause to be given to the Cooperative, if required by the Board of Directors, a bond in such sum or sums with such surety or sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for restoration to the Cooperative in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Cooperative.

         SECTION 7.  GENERAL MANAGER

         The general manager shall be the chief executive officer of the Cooperative and shall see that all orders and resolutions of the Board of Directors are carried into effect.


ARTICLE VII: COMMODITY COMMITTEES

         SECTION 1.  FORMATION

         There shall be a Commodity Committee representing the Members for each of the major crops produced for the Cooperative as determined by the Board of Directors.

         SECTION 2.  COMMITTEE MEMBERS

         The number, distribution, and method of election of committee members, each of whom shall be a Member of the Cooperative, shall be determined by the Board of Directors.


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         SECTION 3.  PURPOSE

         Commodity Committees are charged with the responsibility of counseling and advising the Board of Directors and officers and management of the Cooperative on matters generally associated with the specific crop, the growers of which they represent. The committees shall also act in matters referred to them by the Membership Committee under Article II, Section 4 hereof, and shall have such other functions as may be delegated by the Board of Directors.


ARTICLE VIII: INVESTMENT SUMMARIES AND SHARES OF STOCK

         SECTION 1.  INVESTMENT SUMMARIES

         To the extent a determination to issue certificates is not made pursuant to Section 2 of this Article, the Cooperative shall issue, not less frequently than annually, investment summaries to each Member or shareholder of the Cooperative, which shall set forth the entire interest of the Member or shareholder in the Cooperative as of the date it is issued.

         SECTION 2.  CERTIFICATES OF STOCK

         The Board of Directors may determine to issue certificates for some or all of its capital stock. The certificates of stock of the Cooperative shall be numbered and entered in the books of the Cooperative as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary.

         SECTION 3.  LOST CERTIFICATES

         Should it appear that a stock certificate issued by the Cooperative has been lost, the Board of Directors may direct that a new certificate or certificates be issued in place of any certificates theretofore issued by the Cooperative, alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Cooperative a bond in such sum and with such surety or sureties as may direct as indemnity against any claim that may be made against the Cooperative with respect to the certificate alleged to have been lost or destroyed.

         SECTION 4.  STOCK OWNERSHIP

         The Cooperative shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

         SECTION 5.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

         The Board of Directors may prescribe a period not exceeding fifty days prior to the date of meetings of the Members and shareholders or prior to the last day on which the consent or dissent of Members and shareholders may be effectively expressed for any purpose without a meeting, during which no transfer of stock on the books of the Cooperative may be made; or in lieu or prohibiting the transfer of stock, may fix a time not more than fifty days prior to the date of any meeting of Members and shareholders or prior to the last day on which the consent or dissent of Members and shareholders may be effectively expressed for any purpose without a meeting, as the time of which Members and shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall to be determined; and all persons who were holders of record of voting stock at such time and no others


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shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may also fix a time not exceeding fifty days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidence of rights, or evidence of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the Members and shareholders entitled to receive any such dividend, distribution, rights or interests, or at its option, in lieu of so fixing a record time, may prescribe a period not exceeding fifty days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the Cooperative may be made.


ARTICLE IX: PROCESSING AND MARKETING

         SECTION 1.  AGENT GROWERS

         A Member of the Cooperative may on a temporary basis contract with another grower, who may, but need not be, a Member of the Cooperative, to fulfill all or a part of the Member's obligation to deliver crops to the Cooperative, provided such agreement is approved by the Membership Committee of the Board of Directors, and further provided that, in the event a Class B Member shall contract with another Member to fulfill such Class B Member's obligation, such other Member shall be a Class B Member and, in the event a Class A Member shall contract with another Member to fulfill such Class A Member's obligations, such other Member shall be a Class A Member. Such grower shall be referred to as an "agent grower."

         SECTION 2.  DELIVERY OF MEMBERS' PRODUCTS

         It shall be the duty of every Member and agent grower to deliver his crops to the Cooperative for marketing in accordance with the terms and conditions of, and in the amounts specified in, the general marketing agreement, the annual crop agreements, or any agreement between him and the Cooperative. It shall be the duty of the Cooperative to receive and market such crops in accordance with the terms and conditions of all such agreements.

         SECTION 3.  COOPERATIVE'S CONTROL

         All handling of the products of Members and agent growers produced under agreement with the Cooperative shall upon delivery to the Cooperative be under the full and exclusive control of the Cooperative and its agents and representatives, and the Cooperative shall have the full and unqualified right to take title to such products and process, sell, mortgage, pledge or otherwise encumber, dispose of or transfer them and to sue on, enforce and compromise any rights or claims arising out of any transaction involving such products. No Member or agent grower shall have any rights or shall exercise any control over any products delivered by virtue of having furnished such products, other than as may be expressly provided in these Bylaws or in any agreement with the Cooperative.

         SECTION 4.  LIENS

         The Cooperative shall have a lien upon all of the products of any Member or agent grower to be marketed through the Cooperative, whether harvested or growing, and upon all sums payable to the Member or agent grower, as security for the payment to the Cooperative of all sums owing from such Member or agent at any time, including the sums due as damages pursuant to any crop purchase or other agreement.

         SECTION 5.  NON-MEMBER DEALINGS

         The Cooperative shall have the right to handle the products of or otherwise deal with non-Members upon such terms and conditions as the Board of Directors may from time to time determine, but the total value of all such products shall not exceed the total value of all products handled for its Members.

         SECTION 6.  OTHER ACTIVITIES


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         The Cooperative shall have the right to engage in such other activities, including but not limited to, the furnishing of equipment and supplies to Members and agent growers, research and advertising, as may be conducive to the attainment of it purposes.


ARTICLE X: PROCEEDS AND DISPOSITION OF PROCEEDS

         SECTION 1.  COMMERCIAL MARKET VALUE

         The Board of Directors shall each year determine the commercial market value of each crop marketed through the Cooperative. Such commercial market value is to be a weighted average of the prices paid by commercial processors for similar crops sold for similar or related uses in the same or competing marketing areas, as determined by the Board of Directors in agreement with the Board of Directors of Agrilink Foods with respect to the commercial market value of Class A Member crops, and as determined by the Board of Directors in agreement with the Board of Directors of PF Acquisition with respect to the commercial market value of Class B Member crops.

         SECTION 2.  POOLS

         The Cooperative shall operate within two distinct pools, unless the Board of Directors determines that additional pools are advisable. The Cooperative's pools shall be as follows: (a) the "Class A Member Pool," which shall be limited to Class A Members and (b) the "Class B Member Pool," which shall be limited to Class B Members.

         SECTION 3.  PATRONAGE PROCEEDS

         The patronage proceeds of the Cooperative, generally, shall be its gross receipts derived from sources which under law qualify as patronage income, including income from the sale of raw products and all income from other patronage sources, less its operating expenses properly attributable to the production of such patronage income, including overhead, interest, dividends on capital stock, maintenance, depreciation, obsolescence, depletion, bad debts, taxes and other proper costs, all as determined by the Board of Directors in accordance with regular business practices and sound accounting principles. Patronage proceeds shall be separately computed for the Class A Member Pool and the Class B Member Pool. Capital gains and capital losses shall be distributed as determined by the Board of Directors in its discretion after considering the current federal income tax law and regulations, but in any event such capital gains and capital losses will be distributed to the Members of the particular pool affected.

         SECTION 4.  MEMBERS' SHARE OF PATRONAGE PROCEEDS

         For each fiscal year of the Cooperative, a Member's share of patronage proceeds shall be determined within the particular pool the Member is assigned. Within each pool, each Member's and each agent grower's pro rata share of the patronage proceeds shall be determined annually by dividing the patronage proceeds of the pool by the total raw product value (commercial market value times total quantity delivered) of the pool; this gives the percent of commercial market value earned by the particular pool. The multiplication of that percentage by the raw product value delivered by each Member and agent grower in the pool determines the pro rata share of patronage proceeds of each Member and agent grower in the pool. In any year in which patronage proceeds of a particular pool as determined pursuant to Sections 3, 4 and 8 are less than commercial market value of the pool there shall be paid or allocated to each Member and agent grower as the purchase price for his crops as provided in
Section 5 not only his share of patronage proceeds of the pool for the year but also his share of funds available for such payment pursuant to any commercial market value stabilization program adopted by the Board of Directors with respect to such pool, up to a total payment or allocation of full commercial market value or the maximum amount available under the program, whichever is less. The determination of patronage proceeds within the Class A Member Pool and the Class B Member Pool shall be separately computed and need not be the same for any fiscal year of the Cooperative.


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         SECTION 5.  PAYMENT OF PATRONAGE PROCEEDS

         Without any further action on the part of any officer of the Board of Directors of the Cooperative, the Cooperative shall be absolutely liable for the payment or allocation as herein provided to each Member and agent grower of the pro rata share of patronage proceeds of each Member and agent grower within each pool as determined pursuant to Section 4. Such payment allocation shall be accomplished annually within eight and one-half months of the close of the fiscal year of the Cooperative.

         SECTION 6.  RETENTION OF PATRONAGE PROCEEDS

         Upon such terms and conditions and in such amounts as are deemed advisable in the discretion of the Board of Directors, a portion of the patronage proceeds of each pool may be retained in the Cooperative for use as working capital or for such other purposes as may be determined by the Board of Directors. Such portion of the patronage proceeds of a particular pool so retained shall be allocated among the Members and agent growers in the pool entitled thereto, and the Cooperative shall cause written notice of such allocation to be sent to each such Member and agent grower in the pool. Subject to any limitations or restrictions that may be imposed by financing documents, the balance of the patronage proceeds not so retained shall be paid in cash to the Members and agent growers in the particular pool. The amount of patronage proceeds retained or paid in cash from the Class A Member Pool and the Class B Member Pool may differ for each fiscal year of the Cooperative.

         SECTION 7.  TAXABLE INCOME OF MEMBERS

         Each Member of the Cooperative, and, as applicable, each agent grower as described in Article IX, Section 1, shall take into account, pursuant to
Section 1385 and 1388 of the Internal Revenue Code of 1986 as amended, the stated dollar amount of any and all written notices of allocation received from the Cooperative and shall include such stated dollar amount in his gross income for tax purposes for the year in which such written notice of allocation is received.

         SECTION 8.  NON-PATRONAGE PROCEEDS

         The non-patronage proceeds of the Cooperative shall be its gross receipts derived from all sources which under law do not qualify as patronage income, less all expenses properly attributable to the production of such non-patronage income. Non-patronage proceeds shall be used in behalf of the Cooperative and its Members in accordance with such lawful purposes as may be determined by the Board of Directors. Except as provided below, in any year in which non-patronage expenses exceed non-patronage income so that there is a loss from the non-patronage activities of the Cooperative, such non-patronage loss shall be deducted from patronage proceeds determined in accordance with Sections 3 and 4 of this Article before payment and allocation of patronage proceeds is made pursuant to Sections 5 and 6 of this Article. Notwithstanding the foregoing, any such non-patronage loss which is directly attributable to the processing facilities at Agrilink Foods shall be deducted from patronage proceeds of the Class A Member Pool and any such non-patronage loss which is directly attributable to the processing facilities of PF Acquisition shall be deducted from patronage proceeds of the Class B Member Pool.

         SECTION 9.  DISSOLUTION

         (a) Upon dissolution or other termination of the Cooperative or its business, after the payment of all debts, amounts allocated to Members but retained by the Cooperative shall be paid in full, or on a pro rata basis without priority, before any liquidating dividends are declared on or with respect to capital stock of the Cooperative.

         (b) After the payments provided for above in subsection (a), the holders of the Cooperative's preferred stock (the "Preferred Stock") shall be entitled to be paid, before any sums shall be paid or any assets distributed to holders of Common Stock or Special Membership Interests out of assets of the Cooperative


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available for distribution to holders of the Cooperative's capital stock, their liquidation amounts or preferences as provided in the Cooperative's Certificate of Incorporation.

         (c) After payment to the holders of Preferred Stock, and subject to the preferences upon liquidation, dissolution or winding up of the holders of Preferred Stock, holders of each share of Class A Common Stock shall be entitled to be paid, before any sums shall be paid or any assets distributed to holders of Special Membership Interests or holders of shares of Class B Common Stock, out of assets of the Cooperative available for distribution to holders of the Cooperative's capital stock, the sum of $5.00 (plus declared but unpaid dividends) per share of Class A Common Stock. If the assets of the Cooperative are insufficient to permit payment in full to the holders of Class A Common Stock as provided in this subsection 9(c) and payment in full to the holders of Special Membership Interests and holders of shares of Class B Common Stock as provided in subsections 9(d) and (e) below, then the entire assets of the Cooperative available for distribution shall be distributed ratably among the holders of shares of Class A Common Stock according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         (d) After payment shall have been made in full to the holders of Class A Common Stock, holders of Special Membership Interests shall next be entitled to be paid, before any sums shall be paid or any assets distributed to holders of shares of Class B Common Stock, out of assets of the Cooperative available for distribution to holders of the Cooperative's capital stock. If the assets of the Cooperative are insufficient to permit payment in full to the holders of Special Membership Interests as provided in this subsection 9(d) and payment in full to the holders of shares of Class B Common Stock as provided in subsections 9(e) below, then the entire assets of the Cooperative available for distribution shall be distributed ratably among the holders of Special Membership Interests according to the respective amounts which would be payable in respect of the Special Membership Interests held by them upon such distribution if all amounts payable on or with respect to said Special Membership Interests were paid in full.

         (e) After payment shall have been made in full to the holders of Special Membership Interests, holders of each share of Class B Common Stock shall be entitled to be paid, before any sums shall be paid or any assets distributed in accordance with subsection 9(f) below, out of assets of the Cooperative available for distribution to holders of the Cooperative's capital stock, the sum of $5.00 (plus declared but unpaid dividends) per share of Class B Common Stock. If the assets of the Cooperative are insufficient to permit payment in full to the holders of Class B Common Stock as provided in this subsection 9(e) and distribution of all remaining assets of the Cooperative as provided in subsection 9(f) below, then the entire assets of the Cooperative available for distribution shall be distributed ratably among the holders of shares of Class B Common Stock according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         (f) After payment shall have been made in full to the holders of Class B Common Stock, all remaining assets available for distribution shall be distributed among the Members to whom interests in funds retained by the Cooperative have been allocated during the preceding five fiscal years and the fiscal year of dissolution in such proportion as the total of the amounts allocated to each Member during such period shall bear to the total of the amounts allocated to all Members but retained by the Cooperative during such period.

         SECTION 10.  GUARANTEE

         The Cooperative may, by resolution of the Board of Directors, guarantee and endorse the notes, checks, drafts or borrowings of any other corporation, and any bank or trust company shall be fully protected under any such guarantee or endorsement upon receipt of a copy of any such resolution duly certified by the secretary of the Cooperative.

         SECTION 11.  FISCAL YEAR


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         The fiscal year of the Cooperative shall be as determined from time to time by the Board of Directors of the Cooperative.


ARTICLE XI:  DIVIDENDS

         SECTION 1.  DECLARATION

         Dividends upon the capital stock of the Cooperative may be declared by the Board of Directors at any regular or special meeting, subject to the provisions of law and the Certificate of the Incorporation relating thereto.


ARTICLE XII:  MISCELLANEOUS PROVISIONS

         SECTION 1.  SEAL

         The seal of the Cooperative shall be circular in form and contain the name of the Cooperative, the year of its organization and the words, "Corporate Seal, New York". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon an adhesive substance affixed thereto. to seal on any corporate instrument may be a facsimile, engraved or printed.

         SECTION 2.  ROBERTS RULES OF ORDER

         To the extent that issues concerning the operation of the Cooperative are not resolved by law, the Certificate of Incorporation, or these Bylaws, are to be determined in accordance with the most recent editions of Roberts Rules of Order published at the time such issue arises.

         SECTION 3.  AMENDMENTS

         These Bylaws may be amended by the Board of Directors as set forth in
Article IV, Section 8, hereof, and may also be amended or repealed, or new bylaws adopted, at any meeting of Members or delegates by the affirmative vote of two-thirds of the votes cast by the Members voting, either in person or by mail, providing the substance of the proposed amendment has been inserted in the notice of such meeting.


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